UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SEMrush Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-4053265
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Boylston Street, Suite 2475 Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock, par value $0.00001 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]
Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-253730
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.    Description of Registrant’s Securities to be Registered.
SEMrush Holdings, Inc. (the “Registrant”) registers hereunder its Class A common stock, par value $0.00001 per share (the “Class A Common Stock”). A description of the Registrant’s Class A Common Stock is incorporated by reference herein from the information set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253730) (the “Registration Statement”), confidentially submitted to the Securities and Exchange Commission (the “Commission”) on November 23, 2020 and publicly filed with the Commission on March 1, 2021, under the Securities Act of 1933, as amended (the “Securities Act”). The description of the Class A Common Stock included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.
Item 2.    Exhibits.
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEMRUSH HOLDINGS, INC.

Date: March 22, 2021	By:	/s/ Oleg Shchegolev
Oleg Shchegolev
Chief Executive Officer